EXHIBIT 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of February 12, 2002 (“Security Agreement”), is made by SALMEDIX, INC., a Delaware corporation (“Grantor”), in favor of ALEXANDRIA FINANCE, LLC, a Delaware limited liability company (“Secured Party”).

RECITALS

A. Secured Party has made and has agreed to make certain advances of money and to extend certain financial accommodation to Grantor as evidenced by that certain Secured Promissory Note (the “Note”) dated as of even date herewith, executed by Grantor in favor of Secured Party (collectively, the “Loans”).

B. Secured Party is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Security Agreement.

AGREEMENT

NOW, THEREFORE, in order to induce Secured Party to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

1. DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Equipment” means and includes any “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any machinery, equipment, furnishing, truck or other vehicle, boat, tractor, trailer, railcar or other rolling stock, aircraft, aircraft engine, avionic, tank, pump, filter, generator, computer or other electronic data-processing equipment, terminal, printer or related component or accessory, photocopier, telephonic, video or other office equipment of any nature whatsoever, laboratory equipment, printing, sorting, inserting, packaging, mailing or shipping, and other office, production, and warehouse equipment of any nature or kind whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessions installed thereon or affixed thereto.

“Event of Default” means (i) any failure by Grantor forthwith to pay or perform any of the Secured Obligations, (ii) Secured Party’s security interest fails to be prior to all other security interests or other interests in the Collateral, (iii) any breach by Grantor of any warranty, representation, or covenant set forth herein which is not cured within ten (10) days, and (iv) any “Event of Default” as defined in the Note.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

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“Proceeds” means and includes any “proceeds,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any and all (a) Accounts, Chattel Paper, Instruments, Investment Property, cash or other forms of money, currency or funds or other property of any nature, type or land whatsoever payable to or renewable by Grantor from time to time in respect of the Collateral, including upon the sale, lease, license, exchange or other disposition of any Collateral, (b) proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, including by reason of the loss, nonconformity or interference with the use of, defects or infringement of rights in, or damage to, any of the Collateral, (c) payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (d) claims of Grantor against third parties arising out of the loss, nonconformity, interference with the use of, defects or infringements of rights in, or damage to, any of the Collateral, including any claim (i) for past, present or future infringement of any Patent or Patent License, Copyright or Copyright License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (e) cash or other forms of money, currency or funds and other proceeds received under and in respect of any letter of credit or other support obligation, (f) rights arising out of any of the Collateral, and (g) other property of any nature, type or kind whatsoever from time to time paid or payable under or in connection with, collected on, or distributed on account of, any of the Collateral.

“Secured Obligations” means (a) the obligation of Grantor to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Loans and (b) the obligation of Grantor to pay any fees, costs and expenses of Secured Party under the Note or under Section 7(d) hereof.

“Security Agreement” means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of California (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of California) shall refer to that Article (or Division, as applicable) as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: “Account”, “Chattel Paper” (including tangible and electronic chattel paper), and “Instrument.” Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

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2. GRANT OF SECURITY INTEREST. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to cause the Loans to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a security interest in all of Grantor’s right, title and interest in, to and under each item of Equipment and other property listed on Exhibit A hereto, as Exhibit A may be amended from time to time as provided herein (all of which being collectively referred to herein as the “Collateral”). Each time an Advance (as defined in the Note) is made under the Note, Secured Party shall update Exhibit A to include that Equipment and other property acquired with the proceeds of such Advance; provided, however, the failure of Secured Party to so update Schedule A shall not affect Secured Party’s security interest in the Collateral.

And, all Proceeds of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of the foregoing.

3. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Secured Party that:

(a) Except for the security interest granted to Secured Party under this Security Agreement, Grantor is the sole legal and equitable owner or, has the power to transfer each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto or the power to transfer, free and clear of any and all Liens.

(b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement.

(c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Secured Party has a fully perfected first priority security interest in all of the Collateral in which Grantor now has rights. This Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights.

(d) Grantor’s taxpayer identification number is, and chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. The State (or if not a state, the other jurisdiction) under whose law Grantor was organized is set forth on the signature page hereof. The Collateral is presently located at such address. Grantor shall not change its taxpayer identification number, jurisdiction of organization or such chief executive office, or principal place of business or remove or cause to be removed, the records concerning the Collateral from those premises without prior written notice Secured Party as provided herein.

4. COVENANTS. Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

4.1 Disposition of Collateral. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so.

4.2 Change of Jurisdiction of Organization, Relocation of Business or Collateral. Grantor shall not change its jurisdiction of organization, relocate its chief executive office,

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principal place of business or its records, or allow the relocation of any Collateral from such address(es) provided to Secured Party pursuant to Section 3(d) above without thirty (30) days prior written notice to Secured Party.

4.3 Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except the Lien granted to Secured Party under this Security Agreement. Grantor shall further defend the right, title and interest of Secured Party in and to any of Grantor’s rights under the Collateral against the claims and demands of all persons whomsoever.

4.4 Insurance. Maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.

4.5 Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

4.6 Maintenance of Records. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

4.7 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) executing, delivering and causing to be filed any financing or continuation statements (including “in lieu” continuation statements) under the UCC with respect to the security interests granted hereby. Grantor agrees that a financing statement will be filed by Secured Party each time an Advance is made under the Note, covering the Equipment or other property financed with the proceeds of such Advance; (b) at Secured Party’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of Secured Party’s security interest in, or claim in or under, any policy of insurance insuring the Collateral (including unearned premiums) and (c) at Secured Party’s reasonable request, using its best efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. Grantor also hereby authorizes Secured Party to file any such financing or continuation statement (including “in lieu” continuation statements) without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, shall be duly endorsed in a manner reasonably satisfactory to Secured Party and delivered to Secured Party promptly and in any event within five (5) business days of Grantor’s receipt thereof.

5. RIGHTS AND REMEDIES UPON DEFAULT.

(a) After any Event of Default shall have occurred and while such Event of Default is continuing, Secured Party may exercise, in addition to all other rights and remedies granted to it under this Security Agreement, the Note, that certain Warrant executed by Grantor in favor of Secured Party and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of

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public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent Grantor has the right to do so, Grantor authorizes Secured Party, on the terms set forth in this Section 5 to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of Secured Party, appears to be prior or superior to its security interest. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Secured Party’s request, to assemble its Collateral and make it available to the Secured Party at places which Secured Party shall reasonably select, whether at Grantor’s premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 5(e), below, with Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral. Grantor agrees that Secured Party need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which Secured Party is entitled from Grantor, Grantor also being liable for the attorney costs of any attorneys employed by Secured Party to collect such deficiency.

(b) Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers), or in order to obtain any required approval of the sale or of the purchase by any governmental authority, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(c) Grantor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(d) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(e) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

FIRST, to Secured Party in an amount sufficient to pay in full the reasonable costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys’ fees;

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SECOND, to Secured Party in an amount equal to the then unpaid Secured Obligations; and

FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

6. INDEMNITY. Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys’ fees and expenses), except for losses arising from or out of Secured Party’s gross negligence or willful misconduct.

7. LIMITATION ON SECURED PARTY’S DUTY IN RESPECT OF COLLATERAL. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.

8. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9. MISCELLANEOUS.

9.1 NO WAIVER; CUMULATIVE REMEDIES.

(a) Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

(b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

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9.2 Termination of this Security Agreement. Subject to Section 8 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

9.3 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Secured Party hereunder.

9.4 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of Grantor’s State.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

ADDRESS OF GRANTOR	SALMEDIX, INC., a Delaware corporation

4330 La Jolla Village Drive	By:	/s/ ANITA I. BUSQUETS

Suite 250	Printed Name:	Anita I. Busquets

San Diego, CA 92122	Title:	Chief Financial & Admin. Officer

TAXPAYER IDENTIFICATION NUMBER OF GRANTOR		JURISDICTION OF ORGANIZATION OF GRANTOR
DELAWARE

ACCEPTED AND ACKNOWLEDGED BY:

ALEXANDRIA FINANCE, LLC, a Delaware limited liability company

By:	ARE – QRS Corp., a Maryland corporation, Its Managing Member

By:	/s/ LAURIE A. ALLEN

Laurie A. Allen Senior Vice President, Business Development & Legal Affairs

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